AGREEMENT


        This Agreement (the "Agreement") is made as of June 13, 1995, by and among FS Equity Partners III, L.P., a Delaware limited partnership ("FSEP III"), and FS Equity Partners International, L.P., a Delaware limited partnership ("FSEP International" and together with FSEP III, "FS"); Lillian Vernon ("Ms. Vernon"); David C. Hochberg ("Mr. D. Hochberg"); and Fred P. Hochberg ("Mr. F. Hochberg").


                        R E C I T A L S:

        A. FS has caused the formation of VB Investment Corporation (the "Company").

        B. Lillian Vernon Corporation, a Delaware corporation ("Target"), and the Company propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, that the Company will merge with and into Target pursuant to the merger contemplated by the Merger Agreement (the "Merger");

        C. As of the date hereof each of Ms. Vernon, Mr. D. Hochberg and Mr. F. Hochberg owns the number of shares of common stock, par value $.01 per share ("Target Common Stock"), of Target, set forth opposite such stockholders name on Exhibit A hereto (all such shares and any shares hereafter acquired by any of Ms. Vernon, Mr. D. Hochberg and Mr. F. Hochberg prior to termination of this Agreement being referred to herein as the "Shares"); and

        D. As a condition to the willingness of the Company to enter into the Merger Agreement, FS has required that each of Ms. Vernon, Mr. D. Hochberg and Mr. F. Hochberg agree, and in order to induce the Company to enter into the Merger Agreement, each of Ms. Vernon, Mr. D. Hochberg and Mr. F. Hochberg has agreed, to enter into this Agreement with respect to the Shares.


                       A G R E E M E N T:


        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and conditions contained herein, the parties agree as follows:

        1.      Other Agreements.

                Immediately prior to the Merger, (i) FS, Ms. Vernon and Mr. D. Hochberg will enter into a Stockholders Agreement substantially in the form attached hereto as Exhibit B (the "Stockholders Agreement"), and (ii) Ms. Vernon shall enter into an amendment to her employment agreement with Target in substantially the form attached hereto as Exhibit C, and Ms. Vernon shall enter into an amendment to her deferred compensation arrangement with Target in substantially the form attached hereto as Exhibit C-1. Each individual that retains Target Common Stock in connection with the Merger will be an "accredited investor" as defined in Rule 501 of Regulation D under the Act.

        2.      Voting and Transfer of Target Shares; No Negotiation.

                (a) Each of Ms. Vernon, Mr. D. Hochberg and Mr. F. Hochberg shall vote, at any meeting of stockholders or in connection with any written consent, all Shares, (i) in favor of the Merger and the approval of the terms of the Merger Agreement, (ii) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (1) a merger, consolidation or other business combination involving the Target or its subsidiaries; (2) a sale, lease or transfer of a material amount of assets of the Target or its subsidiaries, (3) a reorganization, recapitalization, dissolution or liquidation of the Target or its subsidiaries; (4) any material change in the present capitalization of the Target or any amendment of the Target's Certificate of Incorporation; or (5) any other action which could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely affect the Merger or the transactions contemplated by the Merger Agreement or this Agreement or the contemplated economic benefits of any of the foregoing. Each of Ms. Vernon, Mr. D. Hochberg and Mr. F. Hochberg agrees to take all reasonable action pursuant to her or his rights or obligations as a stockholder or securityholder of Target to effect the Merger, having the securities owned by her or him being counted toward any required quorum and not exercising any dissenters' or appraisal rights, which are hereby waived.

                (b) None of Ms. Vernon, Mr. D. Hochberg and Mr. F. Hochberg shall transfer, exchange or pledge, hypothecate or encumber in any way the shares of Target Common Stock beneficially owned by Ms. Vernon, Mr. D. Hochberg or Mr. F. Hochberg, other than a transfer of shares of Target Common Stock pursuant to the Merger; provided however that Mr. F. Hochberg may transfer by gift 120,000 shares of Target Common Stock and such transferee shall not be subject to the terms of this Agreement.

                (c) None of Ms. Vernon, Mr. D. Hochberg and Mr. F. Hochberg or any of her or his respective employees, representatives or agents shall, directly or indirectly, solicit or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person, or other entity or group (other than in connection with the Merger or with FS or the Company or an affiliate or an associate of FS or the Company or an officer, partner, employee or other authorized representative of FS or the Company or such affiliate or associate) concerning (i) any tender offer, merger or sale of all or substantially all assets involving Target or (ii) any sale of shares of capital stock or an option or warrant to purchase shares of capital stock of Target or any reorganization or reclassification or subdivision of capital stock of Target (including, without limitation, with respect to her or his ownership interest in Target) or otherwise in connection with one of the foregoing transactions or similar transaction involving Target (all such transactions being referred to herein as "Acquisition Transaction"), or participate in any negotiation regarding any Acquisition Transaction or otherwise cooperate or facilitate in any way with or encourage any effort or attempt by any other person to effectuate an Acquisition Transaction. None of Ms. Vernon, Mr. D. Hochberg or Mr. F. Hochberg is currently involved in any existing discussions or negotiations with any party (other than FS) with respect to any of the foregoing. Ms. Vernon, Mr. D. Hochberg or Mr. F. Hochberg will promptly communicate to FS the terms of any proposal she or he may receive from any other party in respect of an Acquisition Transaction or of any proposal made to any of Ms. Vernon, Mr. D. Hochberg or Mr. F. Hochberg of which any of them has knowledge, and FS agrees to keep such information confidential and not to trade on such information until such information is otherwise publicly disclosed. Nothing in this Agreement shall prevent any of Ms. Vernon, Mr. D. Hochberg or Mr. F. Hochberg from acting solely in her or his capacity as a director or officer of Target to the extent necessary to comply with her or his fiduciary responsibilities as such a director or officer.

                (d) (i) Each of Ms. Vernon, Mr. D. Hochberg and Mr. F. Hochberg hereby grants to and appoints Ronald P. Spogli and John M. Roth of FS, and each of them individually, her or his irrevocable proxy and attorney-in-fact (with full power of substitution) to vote her or his respective Shares in the manner set forth in Section 2(a). Each of Ms. Vernon, Mr. D. Hochberg and Mr.
F. Hochberg intends this proxy to be irrevocable and coupled with an interest and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by her or him with respect to her or his shares of Target Common Stock and no subsequent proxy shall be given with respect thereto.

        3.      Covenants.

                (a) Each of FS, Ms. Vernon and Mr. D. Hochberg shall use their commercially reasonable best efforts to cause the consummation of the Merger.

                (b) None of FS, Ms. Vernon, Mr. D. Hochberg or Mr. F. Hochberg will take any action which would make any of their respective representations or warranties contained herein untrue or incorrect or have the effect of preventing or disabling them from performing any of their respective obligations under this Agreement.

                (c) FS, Ms. Vernon, Mr. D. Hochberg and Mr. F. Hochberg shall not make any filing, public announcement or press release regarding the transactions contemplated hereby without the prior approval of the other parties, which approval shall not be unreasonably withheld or delayed.

                (d) Each of Ms. Vernon, Mr. D. Hochberg and Mr. F. Hochberg shall, at the reasonable request of Target, cooperate with Target in obtaining additional life insurance with respect to themselves, in connection with Target's deferred compensation obligations.

                (e) Immediately prior to the consummation of the Merger, Ms. Vernon shall execute an Assignment in the form attached hereto as Exhibit D.

        4.      Representations and Warranties.

                (a) Representations of FS. Each of FSEP III and FSEP International hereby represents and warrants to Ms. Vernon, Mr. D. Hochberg and Mr. F. Hochberg as follows:

                                (i)     It is a limited partnership duly
organized, validly existing and in good standing under the laws of the State of Delaware, and has full authority under its agreement of limited partnership and any amendments thereto to carry on its business as now conducted.

                                (ii)    The execution, delivery, performance of
and compliance with this Agreement and the Stockholders Agreement by it do not and will not (A) violate (1) any provision of its limited partnership agreement or any amendments thereto, (2) the terms of any mortgage, indenture, lien, lease, agreement, instrument, order, judgment or decree to which it is a party or by which it is bound or (3) any provision of law, statute, ordinance, rule or regulation or (B) require any consent or approval of any third party.

                                (iii)   This Agreement has been and, when
executed, the Stockholders Agreement will be, duly authorized, duly and validly executed and delivered by each of FSEP III and FSEP International and, assuming due execution and delivery by the other parties hereto, each of such agreements is, or upon execution will be, the valid and binding obligation of each of FSEP III and FSEP International, enforceable against each of them in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, moratorium or similar laws or by equitable principles relating to or limiting creditors' rights generally.

                (b)     Representations of Ms. Vernon, Mr. D. Hochberg and Mr.
F. Hochberg. Each of Ms. Vernon, Mr. D. Hochberg and Mr. F. Hochberg hereby represents and warrants to FS as follows:

                        (i) Such stockholder has full power, capacity, right and authority and any required approvals and consents to enter into and perform this Agreement and the Stockholders Agreement. Such stockholder has not entered into any agreement to sell, purchase or acquire or any other agreement relating to Target Common Stock other than this Agreement.

                    (ii) The execution, delivery, performance of and compliance with this Agreement and the Stockholders Agreement by such stockholder do not and will not violate (A) the terms of any mortgage, indenture, lien, lease, agreement, instrument, order, judgment or decree to which such stockholder is a party or by which such stockholder is bound or (B) any provision of law, statute, ordinance, rule or regulation.

                   (iii) This Agreement has been and, when executed, the Stockholders Agreement will be, duly and validly executed and delivered by such stockholder and, assuming due execution and delivery by the other parties hereto, each of such agreements is, or upon execution will be, the valid and binding obligation of such stockholder, enforceable against such stockholder in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, moratorium or similar laws or by equitable principles relating to or limiting creditors' rights generally.

                    (iv) Such stockholder is, and at all times prior to the consummation of the Merger will be, the record and beneficial owner of, and holds, and will hold at all times prior to the consummation of the Merger, good and marketable title to, the number of Shares opposite such stockholders name on Exhibit A free and clear of liens, pledges, encumbrances, security interests, restrictions or claims of any kind. Such stockholder has the sole power to dispose of and vote such Shares.


                5.      Covenant Not to Compete.

                Each of Ms. Vernon, Mr. D. Hochberg and Mr. F. Hochberg agrees that, for the benefit of Target, for the period commencing on the consummation of the Merger (the "Effective Time") and ending five years after the consummation of the Merger (the "Non-Competition Period") such individual will not, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected in any manner with, any business which shall be engaged anywhere in the world in the marketing or sale in any manner of gift, household, gardening, decorative, Christmas and children's products or any other products of the type currently sold or contemplated to be sold by Target, other than through employment with or ownership interests in Target; provided, however, that nothing in this Agreement shall prevent Ms. Vernon, Mr. D. Hochberg or Mr. F. Hochberg from investing in stocks, bonds or other securities of any business organization if (i) such stocks, bonds or other securities are listed on a national or regional securities exchange or are registered under Section 12(g) of the Securities Act of 1934, and (ii) such investment in any class of such securities does not exceed 5% of the issued and outstanding shares of such class, or 5% of the aggregate principal amount of such class, as the case may be. During the Non-competition Period, none of Ms. Vernon, Mr. D. Hochberg or Mr. F. Hochberg (or any of their respective affiliates) shall (directly or indirectly) solicit any then current employee of Target or any person who was employed by Target within the previous six months, to enter their employ or to enter the employment of any entity by which she or he is employed or in which she or he has an ownership interest and none of them shall cause any such entity to do any of the foregoing. In the event that this covenant not to compete is held by any court of competent jurisdiction to be unenforceable because it is too extensive in scope or time or territory, it shall be deemed to be and shall be amended without any further act by the parties hereto to conform to the scope and period of time and geographical area which would permit it to be enforced. If this covenant is breached or threatened to be breached, each of Ms. Vernon, Mr. D. Hochberg and Mr. F. Hochberg, expressly consents that, in addition to any other remedy Target may have, Target shall be entitled to apply for and receive injunctive relief in order to prevent the continuation of any existing breach or the occurrence of any threatened breach. Notwithstanding the foregoing, Mr. F. Hochberg may retain his existing equity interest in Shocking Grey (but may act solely as a passive investor with respect to such company) and nothing will prevent Mr. F. Hochberg from serving as a director of any company that operates a catalog business, provided that the revenues of such catalog business shall not account for more than 33 1/3% of such company's revenues (based upon a good faith determination of the amounts of the revenues identified above). During the Non-Competition Period, and subject to Mr. F. Hochberg's compliance with this Section 5, Target shall not single Mr. F. Hochberg out for different treatment from other employees of Target with respect to health and medical benefits to which he is entitled under that certain Consulting Agreement dated March 11, 1993 between Target and Mr. F. Hochberg.


                6. Termination. Except for Sections 3(d), 5, 7(b) and 7(c) hereof (which shall not terminate except in accordance with their terms), this Agreement and all rights and obligations hereunder, will terminate upon the earlier of (i) the Effective Time (as defined in the Merger Agreement), (ii) the termination of the Merger Agreement in accordance with its terms upon a breach of the Merger Agreement by the Company and (iii) (A) in the case of obligations of Ms. Vernon, Mr. D. Hochberg and Mr. F. Hochberg pursuant to clauses (3) or
(4) of Section 2(a), 6 months from the date hereof, and (B) in the case of all other rights and obligations hereunder, 10 months from the date hereof.


                7.      Miscellaneous.

                (a) After Acquired Shares; Legends. The provisions of this Agreement shall apply to any shares of Target Common Stock acquired after the execution of the Agreement by Ms. Vernon, Mr. D. Hochberg or Mr. F. Hochberg and shall be included in the term "Shares". The term "Shares" and "Target Common Stock" as used herein includes any securities into which Target Common Stock may hereafter be changed and any securities of Target of any other class or kind hereafter issued to holders of shares of Target Common Stock upon any reclassification thereof. Each of Ms. Vernon, Mr. D. Hochberg and Mr. F. Hochberg shall present to Target within 10 days after the date of this Agreement the certificates representing Target Common Stock beneficially owned by her or him and Target shall place the following legend on such certificates: "The shares of Common Stock par value $.01 per share, of Target represented by this certificate are subject to an Agreement dated as of June 13, 1995, and may not be sold or otherwise transferred, except in accordance therewith. Copies of such Agreement may be obtained at the principal executive offices of Target." Each of Ms. Vernon, Mr. D. Hochberg and Mr. F. Hochberg agrees that within ten days after the date of this Agreement, she or he will no longer hold any shares of Target Common Stock in "street name" or in the name of any nominee.

                (b)     Defense of Litigation.  Each of FS, Ms. Vernon and Mr.
D. Hochberg shall use all reasonable efforts to (i) defend any action relating to the transactions contemplated by this Agreement or adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement, including (without limitation) the Merger and (ii) lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement, including (without limitation) the Merger. Each of Ms. Vernon, Mr.
D. Hochberg and Mr. F. Hochberg agrees that she or he shall not share in any way in any proceeds resulting from a settlement or other resolution of any such action. This covenant shall survive the consummation of the Merger.

                (c) Expenses. Upon consummation of the Merger, the parties agree that Target will pay all the reasonable expenses incurred in connection with the formation of the Company and the Merger, including the expenses of FS (and its affiliates) and Ms. Vernon, Mr. D. Hochberg and Mr. F. Hochberg.

                (d) Further Assurances; Good Faith. Each party hereto agrees to perform any further acts and to execute and deliver any document which may be reasonably necessary to carry out the intent of this Agreement. Each party hereto further agrees to (i) at all times in good faith act in such a manner as to fulfill the intent and purpose of this Agreement and to protect the rights created hereby against impairment and (ii) use its reasonable best efforts to comply with all requirements of applicable law.

                (e) Notices. All notices, requests and other communications hereunder shall be in writing and, if by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery, and, if by facsimile transmission, shall be deemed to have been validly served, given or delivered upon transmission and acknowledgement of receipt thereof, in each case addressed to the party or parties to be notified, at the following addresses (or such other address(es) as a party may designate for itself by like notice):

                        If to FS:

                        FS Equity Partners III, L.P.



                        FS Equity Partners International, L.P.
                        c/o Freeman Spogli & Co. Incorporated
                        18th Floor
                        599 Lexington Avenue
                        New York, New York 10022
                        Facsimile:  (212) 758-7499
                        Attention:  John M. Roth

                        If to Ms. Vernon:

                        c/o Lillian Vernon Corporation
                        543 Main Street
                        New Rochelle, New York 10801

                        If to Mr. D. Hochberg:

                        c/o Lillian Vernon Corporation
                        543 Main Street
                        New Rochelle, New York 10801

                        If to Mr. F. Hochberg:

                        c/o Heyday Company
                        149 Fifth Avenue, Suite 1213
                        New York, New York 10010


                (f) Amendments. Any amendment of this Agreement or waiver of compliance with any provisions hereof shall be in writing and shall require the written approval of each of the parties hereto and any amendment of Section 6 shall require the consent of Target. Any such amendment or waiver so approved in writing shall be binding upon all of the parties hereto and their respective successors and permitted assigns.

                (g) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to conflicts of law principles thereof.

                (h) Disputes. In the event of any dispute among the parties arising out of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party the reasonable expenses of the prevailing party, including, without limitation, reasonable attorneys' fees and expenses.

                (i) Specific Performance. It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties hereto fail to comply with any of the obligations imposed herein on them and that, in the event of any such failure, an aggrieved party hereto will be irreparably damaged and will not have an adequate remedy at law. In addition to being entitled to exercise all rights granted by law, any such party shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

                (j) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                (k) Headings. Introductory headings at the beginning of each Section and paragraph of this Agreement are solely for the convenience of the parties and shall not be deemed to be a limitation upon or description of the contents of this Agreement.

                (l) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

                (m) No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns and, with respect to Section 6, to the benefit of Target and its successors and assigns.

                (n) Copy of Agreement. A copy of this Agreement and all permitted amendments hereto and waivers hereof shall be kept at the principal executive offices of the Company.

                (o) Agreement Conditional. This Agreement shall be of no force or effect, and none of FS, Ms. Vernon, Mr. D. Hochberg or Mr. F. Hochberg shall have any obligation hereunder, unless and until the Board of Directors of Target shall have approved the terms of the Merger and this Agreement (and all exhibits hereto).

                (p) Filing of Schedule 13D. FS, Ms. Vernon, Mr. D. Hochberg and Mr. F. Hochberg shall, within ten days of the execution of this Agreement, file with the Securities and Exchange Commission one or more Schedule 13D filings identifying each of the parties to this Agreement as a member of a "group."







IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                FS EQUITY PARTNERS III, L.P.,
                                a Delaware limited partnership

                                By: FS Capital Partners, L.P.
                                    Its: General Partner

                                        By:     FS Holdings, Inc.
                                                Its: General Partner


                                                By: /s/ John M. Roth
                                                ------------------------
                                                        John M. Roth
                                                        Vice President


                                FS EQUITY PARTNERS INTERNATIONAL, L.P.,
                                a Delaware limited partnership

                                By: FS&Co. International, L.P.
                                Its:     General Partner

                                By:     FS International Holdings Limited
                                        Its:  General Partner

                                        By: /s/ John M. Roth
                                        -----------------------
                                                John M. Roth
                                                Vice President



                                    /s/ Lillian Vernon
                                        ----------------
                                        Lillian Vernon



                                    /s/ David C. Hochberg
                                        -------------------
                                        David C. Hochberg


                                        /s/ Fred P. Hochberg
                                        -------------------
                                        Fred P. Hochberg







                                   EXHIBIT A

                Holder                                  Shares
                ------                                  ------
                Lillian Vernon                          2,114,663

                David C. Hochberg                       1,232,000

                Fred P. Hochberg                          623,231






                                   EXHIBIT B

                                    FORM OF
                             STOCKHOLDERS AGREEMENT


                   Please see Exhibit 5 to this Schedule 13D.










                                                                       Exhibit C

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

                                    BETWEEN

                           LILLIAN VERNON CORPORATION

                                      AND

                               MS. LILLIAN VERNON


                AGREEMENT, made this             day of                 , 1995,
by and between Lillian Vernon Corporation (the "Company"), and Ms. Lillian Vernon, previously known as Lillian Katz (the "Executive").

                WHEREAS, the Company and Executive entered into an Employment Agreement dated the first day of March 1987 (the "Agreement") amended as of April 30, 1992 by the First Amendment; and

                WHEREAS, the term of the Employment Agreement expires on February 28, 1997; and

                WHEREAS, the parties desire to extend the term of the Agreement as set forth below,

                NOW THEREFORE, it is mutually agreed that:

                1. Paragraph 2 of the Agreement is hereby amended to read as follows:

                "2. Term. The employment term of this Agreement is extended for a period of three (3) years commencing on the date of this Second Amendment and terminating on the third anniversary of this Second Amendment, 1998 ("Guaranteed Employment Period"). Thereafter, this Agreement shall continue at will terminable on ninety (90) days prior written notice by either party to the other, which notice may be given at any time provided that effective date of termination set forth in such notice is on or after the third Anniversary of this Second Amendment. (The entire period of employment is hereinafter referred to as the "Employment Period")."

                2. Sub-paragraph 3(c) is hereby amended by adding the following sentence at the end of such sub-paragraph:







                Throughout the Employment Term, the Executive (i) shall continue to be eligible to participate in all benefit plans of the Company available to senior executives of the Company, and (ii) shall continue to be provided by the Company with the use of an automobile, driver and secretary (on terms identical to those in effect as of the date hereof).

                3. Except as amended herein, the Agreement as extended is hereby ratified and confirmed.

                IN WITNESS WHEREOF, the parties hereto have executed this Agreement the year and day first above written.

                                                LILLIAN VERNON CORPORATION



                                                By:______________________
                                                        Name:
                                                        Title:



                                                   ______________________
                                                        Lillian Vernon






                                                        EXHIBIT C-1


                              SECOND AMENDMENT TO
                           LILLIAN VERNON CORPORATION
                   EXECUTIVE DEFERRED COMPENSATION AGREEMENT
                                      WITH
                                 LILLIAN VERNON


                AGREEMENT made this ___ day of ________, 1995 by and between Lillian Vernon Corporation (the "Company") and Ms. Lillian Vernon, previously known as Lillian Katz (the "Executive").

                WHEREAS, the Company and Executive entered into a deferred compensation agreement dated February 27, 1985 and amended as of April 30, 1992 (the "Agreement");

                WHEREAS, the Company has entered into an Agreement and Plan of Merger dated as of the date hereof with VB Investment Corporation, a Delaware corporation ("VB Investment"), pursuant to which VB Investor shall be merged with and into the Company, with the Company continuing as the surviving corporation (the "Merger"); and

                WHEREAS, in connection with the Merger, the parties hereto desire to amend the Agreement as set forth below, such amendment to be effective upon the consummation of the Merger,

                NOW THEREFORE, it is mutually agreed that:

                1. Paragraph 2 of the Agreement is hereby amended by inserting the following language at the end of the second to last sentence of such paragraph:

                        provided, however, that such payments shall not
                commence prior to the first anniversary of the last date on which the Executive is either employed by the Company or receiving payments pursuant to an employment agreement with the Company

                2. Paragraph 2 is further amended by deleting the words "at such time" from the end of the last sentence of such paragraph and replacing them with the words "at the time she reaches the age of seventy (70)".





                3. Except as amended herein, the Agreement is hereby ratified and confirmed.

                                                LILLIAN VERNON CORPORATION



                                                By:______________________
                                                        Name:
                                                        Title:


                                                _________________________
                                                Lillian Vernon







                                                                   EXHIBIT D

                     ASSIGNMENT AND CONSENT TO USE NAME AND LIKENESS


                This Assignment and Consent to Use Name and Likeness ("Assignment") is entered into as of the 13th day of June 1995.

                WHEREAS, Lillian Vernon Corporation (the "Company") desires to exclusively use my likeness in connection with any commercial purpose relating to the retail or mail order sales of products and exclusively use the "Lillian Vernon" name and any portions or variations thereof, including (without limitation) "Lillian" or "Lilly" and any names similar thereto (the "Name") in connection with any commercial purpose whatsoever, in each case including but not limited to the operation of the businesses currently conducted by the Company (hereinafter the "Business") including the Company's advertising, merchandising and public relations campaigns; and

                WHEREAS, I, Lillian Vernon, desire to permit and consent to the Company's exclusive use of my likeness in connection with any commercial purpose relating to the retail or mail order sales of products and the Company's exclusive use of the Name by the Company for any commercial purpose whatsoever, in each case including but not limited to the operation of the Business, the use of the Name and likeness on catalogs, advertisements, merchandise and in connection with the promotion of the products or services of the Business, and to assign to the Company the perpetual right to do so;

                NOW, THEREFORE,I hereby agree as follows:

                1. The above recitations are hereby incorporated in full by reference.

                2. For valuable consideration which I acknowledge I have received, I hereby assign, grant and transfer in perpetuity to the Company, its successors and assigns, the exclusive right to use my likeness in connection with any commercial purpose relating to the retail or mail order sales of products and the exclusive right to use the Name for any commercial purpose whatsoever, in each case in all forms of media and including but not limited to use in connection with the operation of the Business, on or in catalogs, brochures, advertisements, mailings, invoices, products, and all other matters and means used by the Business as it has heretofore been conducted. In granting this right to the Company, and its successors and assigns, I understand that I am granting the right to use photographs or the like of me as well as the right to identify me by the Name and by the city in which I live or have lived, and to use any testimonials, statements and/or specific circumstances which I have previously made and/or described.

                3. Where the Name is used in association with a testimonial, another statement and/or specific circumstances which I have made and/or described, I warrant that I have approved the use of the Name and my likeness with such and that the testimonial, the statements attributed to me, and/or the circumstances relayed by me and used by the Company are in fact true; provided that the Name and/or my likeness shall not be used in the future in association with a testimonial, another statement or a description of circumstances without my or my representatives or heirs prior consent (which will not be unreasonably withheld) if such testimonial, statement or description is not the same as those I have made previously.

                4. By entering into this Assignment, I promise and warrant that I have the right to execute this Assignment and that I have not and will not attempt to transfer any rights to use the Name and my likeness to another, either during my lifetime or after my death.

                5. I understand that under no circumstances shall I, my heirs, executors or assigns have any right to maintain a cause of action against the Company, or its successors or assigns, for use of the Name and my likeness as described herein.

                6. I hereby consent to the use and registration of the Name on any and all trademark registers located anywhere within the world, including without limitation, the principal register of the United States Patent and Trademark Office, in the name of Company or its successors or its assigns.






                My signature below certifies my intent to agree be bound to the terms as stated above.


DATED: June __, 1995                              ______________________________
                                                            (signature)








State of                                        )
                                                ) ss.
County of                                       )



        On _______________ before me, ____________________, personally appeared
____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

        Witness my hand and official seal.



                                ______________________________
                                Notary Public in and for said County and State